POWER OF ATTORNEY

LOCKHEED MARTIN CORPORATION

 The undersigned hereby constitutes and appoints James

B. Comey, Marian S. Block and David A. Dedman, and each

of them, jointly and severally, his or her lawful attorney-

in-fact and agent, with full power of substitution and

resubstitution, for him or her and in his or her name,

place and stead, in any and all capacities to execute and

file, or cause to be filed, with exhibits thereto and other

documents in connection therewith, with the Securities and

Exchange Commission (hereinafter referred to as the

"Commission") any and all reports or forms (including but

not limited for Forms 3, 4 or  5,  Form 144 or Form ID) and

any supplements or amendments thereto as are required to be

filed by the undersigned pursuant to Section 16 of the

Securities Exchange Act of 1934, as amended, and the rules

and regulations promulgated thereunder, and Rule 144 of the

Securities Act of 1933,  with respect to the equity

securities of Lockheed Martin Corporation, granting unto

said attorneys-in-fact and agents, and each of them, full

power and authority to do and perform each and every act

and thing requisite or necessary to be done as fully to all

intents and purposes as he or she might or could do in

person, hereby ratifying and confirming all that said

attorney's-in-fact and agents, and each of them, or his

substitute or substitutes, may lawfully do or cause to be

done by virtue hereof.

/s/ James M. Schneider     11/29/2005

James M. Schneider     Date